Exhibit 99.1

For Immediate Release

Contact:	Susan Hardman
Intersil Investor Relations
Tel: (408) 546-3332
E-Mail: shardman@intersil.com

Intersil Corporation Reports Fourth Quarter and Fiscal Year 2005

Financial Results

- Revenue up 38% from same quarter last year, and up 12% sequentially

- Improved non-GAAP gross margins to 56.6% and operating margins to 26.1% sequentially

- Non-GAAP net income up 144% from same quarter last year, and up 28% sequentially

Milpitas, CA, January 25, 2006 – Intersil Corporation (NASDAQ: ISIL), a world leader in the design and manufacture of high performance analog semiconductors, today reported financial results for the fourth quarter and year ended December 30, 2005.

Fourth Quarter 2005 Generally Accepted Accounting Principles (GAAP) Results

For the fourth quarter, net revenue was $175.6 million, up 38% from the same quarter last year, and up 12% sequentially. Gross margins were 56.5% as compared to gross margins of 54.8% in the same quarter last year, and 56.0% in the third quarter. Operating margins were 22.8% as compared to operating margins of 9.2% in the fourth quarter of 2004, and 18.6% in the third quarter. Net income was $28.7 million or $0.20 earnings per diluted share as compared to net income of $15.6 million or $0.11 earnings per diluted share in the same quarter last year. For the third quarter, net income was $27.0 million or $0.19 earnings per diluted share.

Fourth Quarter 2005 Non-GAAP Results

Gross margins were 56.6%. This compares to gross margins of 55.2% for the same quarter last year, and 56.2% for the third quarter. Operating margins were 26.1%. This compares to operating margins of 14.9% for the fourth quarter of 2004, and 22.4% for the third quarter. Net income was $39.3 million or $0.27 earnings per diluted share. This compares to net income of $16.1 million or $0.11 earnings per diluted share for the same quarter last year, and $30.8 million or $0.21 earnings per diluted share for the third quarter.

Fiscal Year 2005 GAAP Results

For the year ended December 30, 2005, net revenue was $600.3 million, a 12% increase from $535.8 million for 2004. Gross margins were 55.8% as compared to 55.7% for the previous year. Operating margins were 16.7% as compared to 3.0% for the previous year. Net income was $85.9 million or $0.59 earnings per diluted share as compared to $40.7 million or $0.28 earnings per diluted share for the previous year.

Intersil Fourth Quarter Earnings, Page Two

Fiscal Year 2005 Non-GAAP Results

Gross margins were 55.9% as compared to 56.2% for the previous year. Net income was $108.9 million or $0.75 diluted earnings per share. This compares to net income of $86.7 million or $0.60 diluted earnings per share for 2004.

“Fiscal 2005 was a break-through year for Intersil. Each quarter we outperformed the analog industry and our own expectations,” stated Rich Beyer, Intersil’s CEO. “The fourth quarter marked our fifth consecutive quarter that we delivered revenue and non-GAAP net income growth. For the fourth quarter, sales grew by 12% sequentially, and non-GAAP earnings per share were up 29%. Our operating margins increased from 22% in the third quarter to over 26% in the fourth quarter. We also generated over $59 million of cash flow, a record high. These results demonstrate the leverage of our model, a high performance analog model.”

By end market, Intersil’s fourth quarter sales were as follows: high-end consumer (30% of sales), computing (26%), industrial (23%) and communications (21%). “We continue to see accelerated growth from the high-end consumer market, driven by the tremendous success of our handheld and display product families,” said Mr. Beyer. “The computing market was up better than seasonally expected, including revenue growth in core desktop and notebook products. The industrial market was up, as several product families saw earlier design wins ramp into production. The communications market was down as expected, due to seasonality.”

Operating cash flow for the fourth quarter of 2005 was $59.5 million, or 34% of sales, and the Company exited the fourth quarter with $715.5 million in cash and marketable securities, and no debt. Days sales outstanding (DSO) at the end of the fourth quarter were 48 days, basically unchanged from the prior quarter. Inventory turns for the fourth quarter improved to 3.4 from 3.0 for the prior quarter.

During the fourth quarter, the Company repurchased approximately $37.5 million, or 1.5 million shares of stock under a previously announced stock repurchase plan. Additionally, as a result of Intersil’s continued positive cash flow and strong balance sheet position, the Company’s board of directors authorized and declared the payment of a quarterly dividend of $0.05 per share of common stock. Payment of the dividend will be made on February 17, 2006 to shareholders of record as of the close of business on February 8, 2006. For the full year of 2005, the Company returned more than $150 million of its cash to shareholders in the form of stock repurchases and dividends.

Intersil Fourth Quarter Earnings, Page Three

In addition, the Company announced earlier today the appointment of Louis DiNardo to president and Chief Operating Officer (COO) of Intersil. “First, I am excited about my new role and the opportunity to drive our strategy,” stated Mr. DiNardo. “Over the course of 2005, Intersil began to demonstrate the leverage of our model. Intersil’s revenue growth was driven from many applications across several diverse markets. I am very excited about our progress. As we continue to execute and introduce innovative analog solutions into our end markets, I believe the Company is well positioned to become a premier high performance analog company.”

Business Outlook

“Our 2005 results are just a beginning. The prospects for 2006 and beyond look very promising and exciting,” said Mr. Beyer. “Looking ahead to the first quarter, it is a quarter where we usually see a sequential decline in revenue, due to seasonality. However, as a result of our continued success across the breadth of our portfolio, we expect our first quarter revenue to be approximately flat with the fourth quarter. We expect GAAP earnings per share of $0.20 to $0.21. These estimates include quarterly option expense of $0.05 and amortization of acquisition related intangibles of $0.01. Therefore, we expect non-GAAP earnings per share of approximately $0.26 to $0.27.”

Investors and interested parties within the United States may listen to Intersil’s conference call on January 25th at 4:45 p.m. Eastern/1:45 p.m. Pacific by dialing (800) 638-5439 and providing the operator with the conference and the pass code “INTERSIL.” International callers may connect to the call by dialing (617) 614-3945. A replay of Intersil’s conference call will be available for one week beginning on January 25th at 7:00 p.m. Eastern/ 4:00 p.m. Pacific by calling (888) 286-8010 in the U.S. or (617) 801-6888 internationally. The pass code for the replay is “77791070”. A live web cast will also be available on Intersil’s Investor Relations homepage at http://www.intersil.com/investor and a replay will be available until February 1, 2006.

A copy of this press release may be found on Intersil’s website at http://www.intersil.com/cda/pressroom.

Intersil Fourth Quarter Earnings, Page Four

About Intersil

Intersil Corporation is a leader in the design and manufacture of high-performance analog semiconductors. The Company’s products address three of the industry’s fastest growing markets: flat panel displays, handhelds, and power management. Intersil products include power management devices for battery management, hot-swap and hot-plug controllers, linear regulators, supervisory ICs, switching DC/DC regulators and power MOSFET drivers; optical storage laser diode drivers; DSL line drivers; video and high performance operational amplifiers; data converters; interface ICs; analog switches and multiplexers; crosspoint switches; voice-over-IP devices; and ICs for military, space and rad-hard applications. For more information about Intersil or to find out how to become a member of our winning team, visit the Company’s web site and career page at www.intersil.com.

NON-GAAP REPORTING

In addition to GAAP reporting, Intersil reports net income or loss, as well as earnings per share, gross margin and operating margin on a non-GAAP basis. This non-GAAP earnings information excludes amortization of intangibles and other unusual items, such as gains or losses on strategic investments or exited product groups, impairment and restructuring costs and related tax effects. Intersil believes this non-GAAP earnings information provides meaningful insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to emphasize the results of on-going operations. Intersil also uses this information internally to evaluate and manage the Company’s operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net income is included in the tables below.

FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil Corporation’s (“Intersil”) management’s current expectations, estimates, beliefs, assumptions, and projections about Intersil’s business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Intersil filings with the U.S. Securities and Exchange Commission (“SEC”) (which you may obtain for free at the SEC’s web site at www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations, and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

Intersil Corporation

Consolidated Statements of Operations

Unaudited

(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec 30, 2005	Dec 31, 2004	Dec 30, 2005	Dec 31, 2004
Net sales	$175.6	$127.1	$600.3	$535.8

Cost of product sales	76.4	57.4	265.6	237.2

Gross margin	99.2	69.7	334.7	298.6

Expenses and other income
Research and development	27.9	27.4	110.9	107.4
Selling, general & administrative	25.6	23.8	99.8	90.7
Amortization of purchased intangibles	2.4	2.8	9.6	7.4
Amortization of unearned stock-based compensation	3.2	4.3	14.1	10.8
Impairment of long-lived assets	—	(0.3)	(0.6)	26.2
Restructuring	—	—	2.8	6.1
In-process research and development	—	—	—	31.2
(Gain) on sale of certain operations	—	—	—	(0.9)
Other loss (income)	—	—	(2.0)	3.5

Operating income	40.1	11.7	100.1	16.2
Gain on sale of investments	—	—	—	3.8
Interest income, net	5.8	2.9	19.0	13.2

Income from continuing operations before income taxes	45.9	14.6	119.1	33.2
Income tax provision (benefit) from continuing operations	16.5	0.1	32.3	(7.2)

Income from continuing operations	29.4	14.5	86.8	40.4
Discontinued operations
Income (loss) from discontinued operations, before taxes	(0.8)	—	(1.0)	1.1
Income tax provision (benefit) from discontinued operations	(0.1)	(1.1)	(0.1)	0.8

Income (loss) from discontinued operations	(0.7)	1.1	(0.9)	0.3

Net income	$28.7	$15.6	$85.9	$40.7

Earnings per share
Basic
Continuing operations	$0.21	$0.10	$0.61	$0.29
Discontinued operations	(0.01)	0.01	(0.01)	—

Net income per share	$0.20	$0.11	$0.60	$0.29

Diluted
Continuing operations	$0.20	$0.10	$0.60	$0.28
Discontinued operations	—	0.01	(0.01)	—

Net income per share	$0.20	$0.11	$0.59	$0.28

Weighted average shares outstanding
Basic	141.3	145.1	142.2	140.9

Diluted	145.1	148.3	145.2	143.6

Intersil Corporation

Financial Summary (Non-GAAP)

Unaudited

(In millions, except per share amounts and percentages)

	Three Months Ended		Twelve Months Ended
	Dec 30, 2005	Dec 31, 2004	Dec 30, 2005	Dec 31, 2004
Net sales	$175.6	$127.1	$600.3	$535.8

Gross margin	$99.4	$70.1	$335.8	$301.0
% of Sales	56.6%	55.2%	55.9%	56.2%

Research and development	$27.9	$27.4	$110.9	$106.9
Selling, general & administrative	25.6	23.8	99.8	90.2

Operating income	$45.9	$18.9	$125.1	$103.9
% of Sales	26.1%	14.9%	20.8%	19.4%

Interest income	$5.8	$2.9	$19.0	$13.2

Pretax income	$51.7	$21.8	$144.1	$117.1

Net income	$39.3	$16.1	$108.9	$86.7
% of Sales	22.4%	12.7%	18.1%	16.2%

Earnings Per Share
Basic	$0.28	$0.11	$0.77	$0.62
Diluted	$0.27	$0.11	$0.75	$0.60

Weighted Average Shares
Basic	141.3	145.1	142.2	140.9
Diluted	145.1	148.3	145.2	143.6

NOTE: This financial summary excludes amortization of intangibles and unearned compensation, unusual items, and income from discontinued operations. These items are detailed in the Financial Bridge table.

Intersil Corporation

Financial Bridge: GAAP to Non-GAAP (Continuing Operations)

Unaudited

(In millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Dec 30, 2005	Dec 31, 2004	Dec 30, 2005	Dec 31, 2004
Net income on GAAP basis:	$28.7	$15.6	$85.9	$40.7
Acquisition related expenses *	5.8	7.5	24.8	18.9
Impairment of long-lived assets	—	(0.3)	(0.6)	26.2
Restructuring & severance related expenses	—	—	2.8	6.1
In-process research and development	—	—	—	31.2
Windstorm related expenses (recoveries) and other unusual items	—	—	(2.0)	5.2
(Gain) on investments	—	—	—	(3.8)
(Income) loss from discontinued operations	0.8	—	1.0	(1.1)
Associated tax effects	(2.6)	(6.7)	(9.6)	(21.0)
Marginal tax provision from cash repatriation	6.6	—	6.6	—
Tax gain resulting from audit settlement	—	—	—	(15.7)

Net income on Non-GAAP basis:	$39.3	$16.1	$108.9	$86.7

Diluted Non-GAAP earnings per share	$0.27	$0.11	$0.75	$0.60

Diluted weighted average common shares outstanding	145.1	148.3	145.2	143.6

*	Includes amortization of unearned compensation and intangibles, of which $0.2M and $1.1M were included in cost of sales on the GAAP income statement in the three and twelve month periods ended Dec 30, 2005, respectively.
*	Includes amortization of unearned compensation and intangibles, of which $0.4M and $0.7M were included in cost of sales on the GAAP income statement in the three and twelve month periods ended Dec 31, 2004, respectively.

Intersil Corporation

Consolidated Balance Sheets

Unaudited

(In millions)

	Dec 30, 2005	Dec 31, 2004
Assets
Current Assets
Cash & short-term investments	$558.4	$523.0
Trade receivables, net	99.8	77.9
Inventories, net	86.6	96.5
Prepaid expenses and other current assets	11.9	14.6
Deferred income taxes	32.8	43.2

Total Current Assets	789.5	755.2
Other Assets
Property, plant & equipment, net	96.6	101.4
Intangible assets	1,463.0	1,478.8
Deferred income taxes	65.9	68.9
Long-term investments	157.1	168.9
Other	14.8	14.4

Total Other Assets	1,797.4	1,832.4

Total Assets	$2,586.9	$2,587.6

Liabilities and Shareholders’ Equity
Current Liabilities
Trade account payables	$30.3	$18.4
Income taxes payable	58.1	56.2
Deferred revenue	11.0	11.4
Other accrued items	57.9	62.2

Total Liabilities	157.3	148.2

Total Shareholders’ Equity	2,429.6	2,439.4

Total Liabilities and Shareholders’ Equity	$2,586.9	$2,587.6